UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 29, 2010
Date of Report (Date of earliest event reported)
Smith & Wesson Holding Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 Roosevelt Avenue
Springfield, Massachusetts
01104
(Address of Principal Executive Offices) (Zip Code)
(800) 331-0852
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The Company has made certain changes in its executive officers to better reflect its holding company status and the organization of its business in two divisions: Firearms and Perimeter Security. In this regard, the Company’s Board of Directors on April 29, 2010 appointed James B. Debney and Matthew Gelfand as executive officers. Following this election, the Company’s executive officers are as follows:

Name	Position
Michael F. Golden	President and Chief Executive Officer

William F. Spengler	Executive Vice President, Chief Financial Officer, and Treasurer

James B. Debney	Vice President; President of Firearms Division

Matthew Gelfand	Vice President; President of Perimeter Security Division

Ann B. Makkiya	Vice President, Secretary, and Corporate Counsel
     There are no material plans, contracts, or arrangements (whether or not written) to which any of the foregoing executive officers is a party or in which any such officer participates relative to the new appointments or any material amendment to such plans, contracts, or arrangements in connection with the new appointments or any grant or award to any such officer or modification thereto, under such plans, contracts, or arrangements in connection with such new appointments.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date: May 5, 2010	By:	/s/ Michael F. Golden
Michael F. Golden
President and Chief Executive Officer

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